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                                                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the April 26, 1996 Registration Statement and related prospectus on Form S-2 of our report, dated February 10, 1998, which appears on page 23 of the annual report on Form 10-K, relating to the consolidated financial statements of Richey Electronics, Inc. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts" appearing in the prospectus.


                                                 McGladrey & Pullen, LLP




Pasadena, California
March 25, 1998